Exhibit 12.1

MONITRONICS INTERNATIONAL, INC.

COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

(DOLLARS IN THOUSANDS)

	Fiscal Year Ended					Nine Months Ended
	June 30, 1999 Restated	June 30, 2000 Restated	June 30, 2001 Restated	June 30, 2002 Restated	June 30, 2003	March 31, 2003 (Restated)	March 31, 2004
Fixed Charges as Defined:
Deferred Finance Charges	301	423	524	1,205	1,777	1,333	1,705
Interest Expense	11,192	21,325	27,160	19,183	20,838	15,653	23,181
Rent	67	100	176	209	220	156	132

Total Fixed Charges (A)	11,560	21,848	27,860	20,597	22,835	17,142	25,018
Earnings as Defined:
Pretax Income	989	(2,608)	(2,487)	4,584	6,303	3,950	(7,441)
Add Fixed Charges	11,560	21,848	27,860	20,597	22,835	17,142	25,018

Earnings and Fixed Charges (B)	12,549	19,240	25,373	25,181	29,138	21,092	17,577
Ratio of Earnings to Fixed Charges (B/A)	1.09			1.22	1.28	1.23
Insufficient to cover Fixed Charges (B-A)		(2,608)	(2,487)				(7,441)

MONITRONICS INTERNATIONAL, INC.

COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

INCLUDING DIVIDENDS PAYABLE

(DOLLARS IN THOUSANDS)

	Fiscal Year Ended					Nine Months Ended
	June 30, 1999 Restated	June 30, 2000 Restated	June 30, 2001 Restated	June 30, 2002 Restated	June 30, 2003	March 31, 2003 (Restated)	March 31, 2004
Fixed Charges as Defined:
Deferred Finance Charges	301	423	524	1,205	1,777	1,333	1,705
Interest Expense	11,192	21,325	27,160	19,183	20,838	15,653	23,181
Dividends Payable	2,301	2,940	4,603	24,689	30,940	22,097	15,426
Amortization of accretion	31	102	114	193	214	161	163
Rent	67	100	176	209	220	156	132

Total Fixed Charges (A)	13,892	24,890	32,577	45,479	53,989	39,400	40,607
Earnings as Defined:
Pretax Income	989	(2,608)	(2,487)	4,584	6,303	3,950	(7,441)
Add Fixed Charges—less dividends payable	11,560	21,848	27,860	20,597	22,835	17,142	25,018

Earnings and Fixed Charges (B)	12,549	19,240	25,373	25,181	29,138	21,092	17,577
Total Fixed Charges	13,892	24,890	32,577	45,479	53,989	39,400	40,607
Ratio of Earnings to Fixed Charges (B/A)
Insufficient to cover Fixed Charges (B-A)	(1,343)	(5,650)	(7,204)	(20,298)	(24,851)	(18,308)	(23,030)

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